                                                                   Exhibit 10(b)



                        ICF KAISER INTERNATIONAL, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                (As Amended and Restated as of January 1, 1996)

                               TABLE OF CONTENTS

HISTORY AND EFFECTIVE DATES.................................................  1

ARTICLE I       DEFINITIONS.................................................  1
     1.1       "Account.....................................................  1
     1.2       "Anniversary Date............................................  1
     1.3       "Beneficiary.................................................  1
     1.4       "Board.......................................................  1
     1.5       "Code........................................................  1
     1.6       "Committee...................................................  1
     1.7       "Company.....................................................  1
     1.8       "Company Stock...............................................  2
     1.9       "Compensation................................................  2
     1.10      "Early Retirement Date.......................................  2
     1.11      "Effective Date..............................................  2
     1.12      "Employee....................................................  2
     1.13      "Employer....................................................  3
     1.14      "ERISA.......................................................  3
     1.15      "Family Member...............................................  3
     1.16      "Fiduciary...................................................  3
     1.17      "Highly Compensated Participant..............................  4
     1.18      "Hour of Service.............................................  4
     1.19      "Investment Account..........................................  4
     1.20      "Investment Manager..........................................  4
     1.21      "Key Employee................................................  4
     1.22      "Member of a Controlled Group................................  4
     1.23      "Non-Highly Compensated Participant..........................  5
     1.24      "Non-Key Employee............................................  5
     1.25      "Normal Retirement Date......................................  5
     1.26      "Participant.................................................  5
     1.27      "Period of Separation........................................  5
     1.28      "Period of Service...........................................  5
     1.29      "Period of Severance.........................................  5
     1.30      "Plan........................................................  5
     1.31      "Plan Year...................................................  5
     1.32      "Qualified Military Service..................................  5
     1.33      "Qualified Participant.......................................  5
     1.34      "Retires under the Plan......................................  6
     1.35      "Section.....................................................  6
     1.36      "(S) 415 Compensation........................................  6
     1.37      "Separation from Service.....................................  6
     1.38      "Service.....................................................  6

    1.39   "Trust...........................................................  6
    1.40   "Trust Agreement.................................................  6
    1.41   "Trustee.........................................................  6
    1.42   "Valuation Date..................................................  6
    1.43   "Vested..........................................................  6

ARTICLE II ELIGIBILITY AND PARTICIPATION....................................  6
    2.1    Plan Frozen......................................................  7
    2.2    Eligibility and Commencement of Participation....................  7
    2.3    Determination of Eligibility.....................................  7
    2.4    Continuation of Participation....................................  7
    2.5    Qualified Military Service.......................................  7

ARTICLE III VESTING AND CREDITING OF SERVICE................................  7
    3.1    Employees Prior to March 1, 1983.................................  7
    3.2    Employees Prior to May 16, 1986..................................  8
    3.3    Employees After May 15, 1986.....................................  8
    3.4    Special Vesting Rules............................................  8
    3.5    Years of Service.................................................  8
    3.6    Special ESOP Forfeiture Rule.....................................  8

ARTICLE IV CONTRIBUTIONS AND FORFEITURES....................................  9
    4.1    Employer Contributions...........................................  9
    4.2    Payment of Contributions.........................................  9
    4.3    Maximum Contribution.............................................  9
    4.4    Excess Annual Addition........................................... 10
    4.5    Multiple Plan Reduction.......................................... 10

ARTICLE V TOP HEAVY PROVISIONS.............................................. 11
    5.1    Top Heavy Plan Requirements...................................... 11
    5.2    Key Employee..................................................... 12
    5.3    Top Heavy Vesting................................................ 12
    5.4    Determination of Top Heavy Status................................ 13
    5.5    Top Heavy Plan Year Allocations.................................. 16

ARTICLE V INVESTMENTS....................................................... 17
    6.1    Investment in Company Stock...................................... 17
    6.2    Borrowing and Installment Purchase............................... 17
    6.3    Diversification of Investments by Qualified Participants......... 17

ARTICLE VII ALLOCATION, VALUATION AND MAINTENANCE OF ACCOUNTS............... 18
    7.1    Allocations...................................................... 18
    7.2    Withdrawals from Loan Suspense Account........................... 18

    7.3   Credits to Accounts............................................... 18
    7.4   Valuations........................................................ 18
    7.5   Special Acquisition Loan Rules.................................... 19
    7.6   Limitation on Electing Shareholder................................ 19
    7.7   Participant Statements............................................ 19

ARTICLE VIII FORM, AMOUNT AND DISTRIBUTION OF BENEFITS...................... 20
    8.1   Distribution at Required Beginning Date........................... 20
    8.2   Determination Of Benefits Upon Death.............................. 20
    8.3   Distribution of Benefits on Retirement or Other Separation
          from Service...................................................... 21
    8.4   Diversification by Distribution................................... 22
    8.5   Distribution in Cash or Stock..................................... 22
    8.6   Put Option........................................................ 23
    8.7   Restrictions of Transfer.......................................... 24
    8.8   Dividend Distributions............................................ 25
    8.9   Distribution on the Sale of Subsidiary or Assets.................. 25
    8.10  Forfeiture of Benefit of Missing Claimant......................... 25

ARTICLE IX ADMINISTRATION AND CLAIMS PROCEDURES............................. 25
    9.1   Named Fiduciaries................................................. 25
    9.2   Responsibilities Set Forth In Trust Agreement..................... 26
    9.3   Advisors.......................................................... 26
    9.4   Trustee........................................................... 26
    9.5   Administration by Committee....................................... 26
    9.6   Expenses of the Plan and Trust.................................... 30
    9.7   Shareholder Rights................................................ 30

ARTICLE X ADOPTION, AMENDMENT, MERGER AND TERMINATION....................... 30
    10.1  Adoption.......................................................... 30
    10.2  Amendment of Plan................................................. 31
    10.3  Merger or Consolidation........................................... 31
    10.4  Termination....................................................... 31

ARTICLE XI GENERAL PROVISIONS............................................... 31
    11.1  Participant's Rights.............................................. 31
    11.2  Exclusive Benefit of Employees.................................... 32
    11.3  Alienation and Qualified Domestic Relations Order................. 32
    11.4  Governing Law..................................................... 33
    11.5  Headings.......................................................... 33
    11.6  Procedure with Multiple Employers................................. 33

    11.7  Separation of Employer Contributions.............................. 33
    11.8  Revocation of Employer Participation.............................. 33
    11.9  Limitation of Liability........................................... 34
    11.10 Action by the Employer............................................ 34
    11.11 Uniformity and Construction....................................... 34
    11.12 Mistakes.......................................................... 34
    11.13 Approval by Internal Revenue Service.............................. 34

EXHIBIT A EXCLUDED ENTITIES................................................. 35

                        ICF KAISER INTERNATIONAL, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                (As Amended and Restated as of January 1, 1996)

                          HISTORY AND EFFECTIVE DATES
                          ---------------------------


     The ICF Kaiser International, Inc. Employee Stock Ownership Plan (the "Plan") was adopted, together with Amendment Number One, effective as of March 1, 1987, and was amended and restated as of May 6, 1991. The Plan was further amended as of March 1, 1991, April 25, 1992, March 1, 1993 and June 24, 1994. The Plan was most recently amended and restated as of April 24, 1995. This amendment and restatement is effective as of January 1, 1996.

     The Plan was frozen as of March 1, 1994, and there have been no new Participants in the Plan and no Employer contributions made to the Plan on or after February 28, 1994.


                                   ARTICLE I

                                  DEFINITIONS

     1.1 "Account" shall mean the balance to the credit of a Participant under the Plan. The balance to the credit of a Participant under this Plan originates from Employer Contributions, and income (or losses) allocated thereto.

     1.2  "Anniversary Date" shall mean the last day of December.

     1.3 "Beneficiary" shall mean the person or persons entitled to receive any benefits under the Plan in the event of a Participant's death.

     1.4 "Board" shall mean the Board of Directors of ICF Kaiser International, Inc., or any committee thereof authorized to act therefor in accordance with applicable law.

     1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

     1.6 "Committee" shall mean the Employee Stock Ownership Plan Committee appointed by the Board to administer the Plan and to give instructions to the Trustee.

     1.7 "Company" shall mean ICF Kaiser International, Inc., a Delaware corporation, and any successors thereto.

     1.8 "Company Stock" shall mean shares of voting common stock or any class of capital stock convertible into voting common stock which the Company (or a corporation that is a Member of a Controlled Group with the Company) is authorized to issue. The Plan shall be primarily invested in Company Stock that is "qualifying employer securities" for purposes of (S) 409(1) of the Code and
(S) 407(d) of ERISA.

     1.9 "Compensation" shall mean the total compensation paid to a Participant by an Employer for personal services actually rendered in the course of employment for any Plan Year, including salary, wages, commissions, overtime compensation, bonuses (including completion bonuses) and overseas incentives. Amounts contributed by the Company or an Employer to this Plan, the ICF Kaiser International, Inc. Retirement Plan, or the ICF Kaiser International, Inc.
Section 401(k) Plan and any non-taxable fringe benefits shall not be considered as Compensation. Compensation generally includes only those items specified in Treasury Regulations (S) 1.415-2(d)(2) and shall exclude all items listed in Treasury Regulations (S) 1.415-2(d)(3). Notwithstanding the above, or purposes of Section 4.1 of the Plan, salary reduction amounts contributed to the Company's Dependent Care Assistance Plan, the Health Flexible Spending Account Plan and Pre-tax Contribution Plan, and the ICF Kaiser International, Inc.
Section 401(k) Plan shall be considered Compensation.

     For purposes of contributions or benefits on behalf of Participants, Compensation shall be limited to the dollar amount applicable pursuant to (S) 401(a)(17) of the Code. For purposes of applying the dollar limit on compensation, a highly compensated Employee's Family Member will be treated as a single employee with one compensation, and the limit will be allocated among the members of the family unit in proportion to each member's compensation, to the extent required under the Code.

     Determinations of whether payments made to a Participant are for personal services actually rendered in the course of employment shall be made by the Committee, in a uniform and nondiscriminatory manner, in good faith, and in the exercise of its sole discretion. Payments that may be determined not to be for personal services actually rendered in the course of employment may include, for example, but are not limited to, a signing bonus, reimbursement of moving expenses, a gross-up to offset a personal income tax liability resulting from a transaction, or a payment treated by the Company as an acquisition cost for financial reporting purposes.

     With respect to nondiscrimination testing, the Board reserves the right to define Compensation in any manner that satisfies the requirements of (S) 401(a)(4) of the Code.

     1.10 "Early Retirement Date" shall occur on or after the Participant's 55th birthday, provided that the Participant has completed 10 years of Service and has not reached his 65th birthday.

     1.11 "Effective Date" shall mean January 1, 1996.

     1.12 "Employee" shall mean a person employed by an Employer, who has met the eligibility requirements specified in Section 2.1, except that such term shall not include:

           (a) a person who is a nonresident alien and who receives no earned income (within the meaning of (S) 911(d)(2) of the Code) which constitutes income from sources within the United States (within the meaning of (S) 861(a)(3) of the Code);

           (b)  an independent contractor;

           (c)  a self-employed person;

           (d) a person included in a unit of employees covered by a collective bargaining agreement between employee representatives and an Employer in connection with which retirement benefits were the subject of good faith bargaining between such employee representative and an Employer, unless otherwise provided by such collective bargaining agreement;

           (e) a leased employee within the meaning of (S) 414(n) of the Code unless required by (S) 414(n) of the Code to be treated as an employee for certain plan qualification purposes; and

           (f) an individual employed by any entity, or by the division, set forth on Exhibit A, attached hereto, unless such individual was hired by a then Member of a Controlled Group prior to December 1, 1986 and was transferred to the division set forth in Exhibit A.

     1.13 "Employer" shall mean the Company or any subsidiary corporation of the Company, as defined in (S) 424(f) of the Code, which has been designated by the Company as an Employer participating in the Plan and which has accepted such designation and has agreed to the terms of the Plan and the Trust Agreement.

     1.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

     1.15 "Family Member" shall mean any individual as defined in Section 414(q)(6) of the Code who is a member of the family of a 5% owner or of a highly compensated employee in the group consisting of the 10 highest compensated employees, to the extent required under the Code.

     1.16 "Fiduciary" shall mean any person who, in accordance with (S) 3(21)(A) of ERISA:

           (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

           (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so; or

           (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer, the Committee, and the Company, except insofar as it is performing settlor functions.

     1.17 "Highly Compensated Participant" shall mean any Participant who is Highly Compensated as defined in (S) 414(q) of the Code.

     1.18  "Hour of Service" shall mean:

           (a) each hour for which an Employee directly or indirectly receives Compensation or is entitled to Compensation from a Member of the Controlled Group for the performance of duties during the applicable computation period;

           (b) each hour for which an Employee directly or indirectly receives Compensation or is entitled to Compensation by a Member of the Controlled Group (irrespective of whether the employment relationship has terminated) for reasons other than the performance of duties (such as vacation, holidays, sickness, jury duty, disability, layoff, military duty or paid leave of absence) during the applicable computation period; and

           (c) each hour for which back-pay is awarded or agreed to by a Member of the Controlled Group without regard to mitigation of damages.

     Notwithstanding the above, no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). An hour for which an Employee is directly or indirectly paid, or is entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws. Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. The provisions of Department of Labor Regulations (S) 2530.200b-2(b) and (c) are incorporated herein by reference.

     1.19 "Investment Account" shall mean any portion of the Trust segregated in accordance with Section 9.5(d).

     1.20 "Investment Manager" shall mean an entity that has the power to manage, acquire, or dispose of Plan assets, and acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

     1.21 "Key Employee" shall mean those Employees defined in (S) 416(i) of the Code.

     1.22 "Member of a Controlled Group" shall mean any corporation, trade or business which belongs to a controlled group of corporations (as defined in (S) 414(b) of the Code) with the Company or is under common control (as defined in
(S) 414(c) of the Code) with the Company, or is a member of an affiliated service group (as defined in (S) 414(m) of the Code) with the Company.

     1.23 "Non-Highly Compensated Participant" shall mean any Participant who is neither a Highly Compensated Participant nor a Family Member.

     1.24 "Non-Key Employee" shall mean any Employee or former Employee who is not a Key Employee, and the Beneficiary of any Non-Key Employee.

     1.25  "Normal Retirement Date" shall mean the Participant's 65th birthday.

     1.26 "Participant" shall mean any Employee who satisfied the eligibility requirements of Section 2.1 prior to February 28, 1994.

     1.27 "Period of Separation" shall mean a period of time commencing with the date an Employee incurs a Separation from Service and ending with the date such Employee resumes employment with the Employer.

     1.28 "Period of Service" shall mean, for purposes of determining an Employee's initial or continued eligibility to participate in the Plan or the Vested portion of his Account, the time period commencing with his employment commencement date and ending on the date a Period of Severance begins. A Period of Service for these purposes includes any Period of Separation of less than 12 consecutive months.

     1.29 "Period of Severance" shall mean a Period of Separation commencing with the date an Employee incurs a Separation from Service and ending with the date, if any, on which such Employee resumes employment with the Employer. If an Employee's absence is attributable to a Maternity or Paternity Leave of Absence, a Period of Severance will not begin before the second anniversary of the date the individual is first absent and does not perform an Hour of Service.

     1.30 "Plan" shall mean ICF Kaiser International, Inc. Employee Stock Ownership Plan, as set forth herein, and includes the Trust Agreement by which the Plan is funded, as they may be amended from time to time. The Plan is intended to be a qualified stock bonus plan under (S) 401(a) of the Code, and an employee stock ownership plan under (S) 4975(e)(7) of the Code and (S) 407(d) of ERISA.

     1.31 "Plan Year" shall mean the calendar year, provided that there was a short Plan Year beginning March 1, 1995 and ending December 31, 1995.

     1.32 "Qualified Military Service" shall mean qualified military service as defined in (S) 4 14(u) of the Code.

     1.33 "Qualified Participant" shall mean an individual who has been a Participant for 10 years and has attained age 55.

     1.34 "Retires under the Plan" shall mean that a Participant incurs or has incurred a Separation from Service on or after his Early Retirement Date or Normal Retirement Date.

     1.35 "Section" shall mean a section of this Plan unless the context indicates otherwise. References in this Plan to a section of the Code, ERISA or other statute shall use a "(S)" sign or "(S)(S)" sign to designate more than one section and shall refer to any renumbering of that section in that statute, or any successor statute, and shall also refer to the regulations issued under that section.

     1.36 "(S) 415 Compensation" shall mean compensation as defined in (S) 415(c)(3) of the Code.

     1.37 "Separation from Service" shall apply to any voluntary or involuntary termination of employment with an Employer (and for eligibility, distribution, or vesting purposes only, any Member of a Controlled Group) for any reason.

     1.38 "Service" shall mean employment with an Employer, or another corporation which is a Member of a Controlled Group with the Company and shall generally include paid layoffs, authorized leave of absence, sickness, and jury duty.

     1.39 "Trust" shall mean the IOF Kaiser International, Inc. Employee Stock Ownership Trust created by the Trust Agreement entered into between the Company and the Trustee.

     1.40 "Trust Agreement" shall mean the agreement between the Company and the Trustee establishing the Trust and specifying the powers and duties of the Trustee, as amended from time to time.

     1.41 "Trustee" shall mean Vanguard Fiduciary Trust Company, or such successor or successors thereto designated by the Company to act as such under the provisions of the Trust Agreement, who agrees to act as such by executing the Trust Agreement.

     1.42 "Valuation Date" shall mean the most current date with respect to which the Trustee determines the fair value of the assets comprising the Trust or any portion thereof, in accordance with the Trustee's procedures. Under current procedures, Valuation Date shall mean each business day of the Trustee.

     1.43 "Vested" shall mean the portion of a Participant's Account that is nonforfeitable under the applicable provisions of this Plan.


                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

     2.1   Plan Frozen. Employees who were not Participants on February 28, 1994
           -----------
are not entitled to participate in the Plan. Sections 2.2 through 2.7 govern eligibility and participation prior to March 1, 1994.

     2.2  Eligibility and Commencement of Participation. Prior to March 1, 1994,
          ---------------------------------------------
an Employee became a Participant under the Plan after he completed 1,000 Hours of Service. An Employee participated in the Plan as of the date on which he became an Employee, if he met the 1,000 Hours of Service requirement in the first Plan Year in which he was employed; if an Employee met the 1,000 Hours of Service requirement in a subsequent Plan Year, he participated in the Plan as of the first day of the Plan Year in which the 1,000 Hours of Service requirement was met.

     2.3  Determination of Eligibility. Subject to any contrary final order or
          ----------------------------
judgment of a court of competent jurisdiction, the decision of the Committee shall be final and conclusive as to the eligibility of individuals for participation hereunder.

     2.4  Continuation of Participation. A Participant shall retain the status
          -----------------------------
as a Participant until he has received distributions that represent the Vested Account under the Plan.

     2.5  Qualified Military Service. Notwithstanding any provision of this Plan
          --------------------------
to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with (S) 414(u) of the Code.


                                  ARTICLE III

                       VESTING AND CREDITING OF SERVICE

     The Vested portion of a Participant's Account will be determined on the basis of his Vested interest in his Account as of the most recent Valuation Date in accordance with one of the following schedules:

     3.1  Employees Prior to March 1, 1983.
          --------------------------------

          Participants who were Employees of a then Member of the Controlled Group prior to March 1, 1983:
                                            Vested
          Period of Service                 Percentage
          -----------------                 ----------
                 1                             20%
                 2                             40%
                 3                             60%
                 4                             80%
                 5                            100%

     3.2  Employees Prior to May 16, 1986.
          -------------------------------

          Participants who were Employees of a then Member of the Controlled Group after February 28, 1983 but prior to May 16, 1986:

          Period of Service                Vested Percentage
          -----------------                -----------------
          Less than 2 years                     0%
                 2                             20%
                 3                             40%
                 4                             60%
                 5                             80%
                 6 or more                    100%

     3.3  Employees after May 15, 1986.
          ----------------------------

          Participants who become Employees of a Member of the Controlled Group after May 15, 1986;


          Period of Service                Vested Percentage
          -----------------                -----------------
          Less than 3 years                     0%
                 3                             20%
                 4                             40%
                 5                             60%
                 6                             80%
                 7 or more                    100%


     3.4  Special Vesting Rules. Notwithstanding the above, any Participant who
          ---------------------
was an Employee on March 1, 1993, is 100% vested in his Account, and any Employee who becomes a Participant after that date but on or before February 28, 1994, shall be 100% `vested in his Account.

     3.5  Years of Service. For purposes of Article III, a Participant shall be
          ----------------
credited with as many years of Service as his Period of Service contains Anniversary Dates of the Plan, under the elapsed time method.

     3.6  Special ESOP Forfeiture Rule. That portion of a Participant's Account
          ----------------------------
which is not Vested will become a forfeiture and shall be allocated to remaining Participants in the manner set forth in Section 7.3. If a portion of a Participant's Account is forfeited, Company Stock acquired by the Trust through a financing transaction in which the Trust incurs debt obligations and allocated under Section 7.1 shall be forfeited only after other assets in the Participant's Account. If interests in more than one class of employer securities have been so acquired and allocated to the Participant's Account pursuant to Section 7.1, the same proportion of each such class shall be forfeited.

                                  ARTICLE IV

                         CONTRIBUTIONS AND FORFEITURES

     4.1  Employer Contributions. For each Plan Year commencing prior to March
          ----------------------
1, 1993, each Employer will contribute to the Trust for each Participant who (a) has not terminated employment on the last day of the Plan Year and who has 1,000 Hours of Service; (b) Retires under the Plan; or (c) dies, an amount equal to 4% of his Compensation for the Plan Year. For the Plan Year beginning March 1, 1993, each Employer will contribute to the Trust for each Participant who is employed on the last day of the Plan Year and who has completed 1,000 Hours of Service during the Plan Year an amount equal to 2% of his Compensation for the Plan Year. No Company contribution will be for Plan Years beginning on or after March 1, 1994.

     4.2  Payment of Contributions. Employer contributions shall be paid to the
          ------------------------
Trust not later than the due date for filing the Employer's Federal income tax return for that year, including extensions of such date. A Participant who becomes an officer or employee of the United States Government or any independent agency of the United States, in a position that could involve regulatory oversight or administrative discretion over Company activities (a "Qualifying Position"), may request an expedited payment of current contributions and expedited distribution of his Account. This request should include information sufficient to enable the Committee to determine that the Participant is in a Qualifying Position. If the Committee so determines, in the exercise of its reasonable discretion, Employer contributions shall be paid to the Trust as soon as practicable after the Participant has terminated employment with an Employer and filed such request. Employer contributions may be paid to the Trust in cash or Company Stock, as determined by the Board.

     4.3  Maximum Contribution. The "Annual Additions" to the Account of any
          --------------------
Participant for any Limitation Year may not exceed the lesser of 25% of his Compensation or $30,000 (adjusted for cost-of-living increases as provided in (S) 415(d)(1) of the Code). The Limitation Year shall be the Plan Year. For purposes of applying the limitations of (S) 415 of the Code, "Annual Additions" means the sum credited to a Participant's accounts under all defined contribution plans of the Employer for any "Limitation Year" of (a) Employer contributions, (b) Employee contributions, (c) forfeitures, (d) amounts allocated to an individual medical account, as defined in (S) 415(1)(1) of the Code which is part of a defined benefit plan maintained by the Employer and (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in (S) 419A(d)(3) of the Code) under a welfare benefit plan (as defined in (S) 419(e) of the Code) maintained by the Employer. The limitation year shall be the Plan Year.

     Rollover contributions and transfers from another qualified plan to this Plan are not included in Annual Additions. In addition, all defined contribution plans of the Employer, terminated or not, shall be considered as one plan for purposes of these limitations.

     If an Employee is a Participant in more than one defined contribution plan maintained by the Employer and if the limitation on Annual Additions provided in this Section would otherwise be exceeded, forfeitures under this Plan shall be reduced first, then salary deferral contributions and the respective matching contributions under the ICF Kaiser International, Inc. Section 401(k) Plan shall be reduced and, then, to the extent necessary, allocations under the ICF Kaiser International, Inc. Retirement Plan shall be reduced.


     For purposes of the application of limits under (S) 415(c) of the Code, all defined contribution plans of the Employer, including (a) key employee accounts under a welfare benefit plan described in Code (S) 419(b), accounts under any terminated plan and (c) any defined benefit plan of the Employer to which Employee contributions are made, shall be treated as one plan and any Member of the Controlled Group of which the Employer is a member shall be treated as the Employer. For purposes of the Plan Year beginning March 1, 1995 and ending December 31, 1995, the limits under (S) 415 shall be pro-rated as required under the applicable regulations.

     4.4  Excess Annual Addition.  If, as a result of the allocation of
          ----------------------
forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective contributions that may be made with respect to any individual under the limits of (S) 415 of the Code, or other circumstances to which Treasury Regulations (S) 1.415-6(b)(6) applies, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant, allocations of forfeitures under the Plan shall be reduced, then elective contributions made to the ICF Kaiser International, Inc.
Section 40 1(k) Plan during the limitation year shall be reduced except that, to the extent allowable under the Treasury Regulations in effect under (S) 401(k) of the Code, Employer contributions under this Plan shall be reduced before the return of elective contributions made prior to December 31 of the applicable limitation year. Such excess amounts, other than amounts returned to Participants from the ICF Kaiser International, Inc. Section 401(k) Plan, shall be retained in a (S) 415 suspense account. Excess amounts held in a (S) 415 suspense account shall be allocated to the affected individuals as part of the Employer contribution for the next Plan Year, or succeeding Plan Years as necessary, and to the extent not so allocated, shall be allocated to all Participants in accordance with Treasury Regulations (S) 1.415-6(b)(6)(ii).

     4.5  Multiple Plan Reduction.
          -----------------------

          (a)  Reduction. If an Employee is a Participant in one or more defined
               ---------
benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year may not exceed 1.0. The defined benefit plan fraction for any year is a fraction the numerator of which is the projected "annual benefit" of the Participant under the Plan (determined as of the close of the Plan Year), and the denominator of which is the lesser of: (i) the product of 1.25 multiplied by the maximum dollar limitation in effect under (S) 415(b)(1)(A) of the Code for such year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under (S) 415(b)(1)(B) of the Code for such year. The defined contribution plan fraction for any year is a fraction the numerator of which is the sum of the Annual Additions to the Participant's Account as of the close of the Plan Year and the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Employer: (1) the product of 1.25 multiplied by the dollar limitation in effect under (S) 415(c)(1)(A) of the Code for such year (determined without regard to (S) 415(c)(6) of the Code), or (2) the product of 1.4 multiplied by the amount which may be taken into account under (S) 415(c)(1)(B) of the Code for such year.

          (b)  Top Heavy Plan. Notwithstanding the foregoing, for any Top Heavy
               --------------
Plan Year, 1.0 shall be substituted for 1.25 unless the extra minimum allocation is being made pursuant to Section 5.5(b). However, for any Plan Year in which this Plan is a Super Top Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

          (c)  Section 415 Adjustment. If the sum of the defined benefit plan
               ----------------------
fraction and the defined contribution plan fraction shall exceed 1.0 in any Year for any Participant in this Plan, the Employer shall adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed
1.0 in any Plan Year for such Participant.

          (d)  Special Rule for Forfeitures. The limitation described in Section
               ----------------------------
4.3 with respect to any Participant shall not apply to forfeitures of Company Stock acquired through a financing transaction described in Section 6.2 and shall be doubled for a Plan Year beginning before March 1, 1990 for which no more than one-third of the Employer Contributions are allocated to Participants who are:

               (i)    Officers of an Employer;

               (ii) Shareholders who, without regard to Company Stock held by the Trust, own (after application of (S) 1563(e) of the Code) shares having more than 10% of the total combined voting power of all classes of voting stock of an Employer or more than 10%) of the total value of all classes of stock of an Employer; or

               (iii) Participants whose compensation (as defined in (S) 415(c)(3) of the Code) for the Plan Year is more than twice the amount described in Section 4.3.


                                   ARTICLE V

                             TOP HEAVY PROVISIONS

     5.1  Top Heavy Plan Requirements. For any Top Heavy Plan Year, the Plan
          ---------------------------
shall provide the following:

          (a)  special vesting requirements of Code (S) 416(b) pursuant to
Section 5.3 of the Plan;

          (b) special minimum allocation requirements of (S) 416(c) of the Code pursuant to Section 5.5 of the Plan.

     5.2  Key Employee.  A Key Employee shall mean those Employees, former
          ------------
Employees, or Beneficiary of an Employee or former Employee who at any time during the Plan Year or any of the four preceding Plan Years, is:

          (a) an officer of the Company (as defined under (S) 416 of the Code) having annual (S) 415 compensation greater than 50% of the amount in effect under (S) 415(b)(l)(A) of the Code for any such Plan Year;

          (b) one of the 10 Employees owning (or considered as owning within the meaning of (S) 318 of the Code) the largest interests in all employers required to be aggregated under Code (S)(S) 414(b), (c) and (m). However, an Employee will not be considered a top 10 owner for a Plan Year if the Employee earns less than $30,000 (or such other amount adjusted in accordance with (S) 415(c)(1)(A) of the Code as in effect for the calendar year in which the determination date falls);

          (c)  a "5% owner" of the Employer, i.e., any person who owns (or is
                                             ----
considered as owning within the meaning of (S) 318 of the Code) more than 5% of the outstanding stock of the Employer or stock possessing more than 5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under (S)(S) 414(b), (c) and (m) of the Code shall be treated as separate employers; or

          (d) a "1%" of the Employer having an annual (S) 415 Compensation from the Employer of more than $150,000. "1% owner" means any person who owns (or is considered as owning within the meaning of (S) 318 of the Code) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code (S)(S) 414(b), (c) and (m) shall be treated as separate employers. However, (S) 415 Compensation from each employer required to be aggregated under Code (S)(S) 414(b), (c) and (m) shall be taken into account for purposes of the maximum limits under (S) 401(a)(17).

     5.3  Top Heavy Vesting.
          -----------------

          (a)  Special Vesting Schedule.  If at any time during a Plan Year the
               ------------------------
Plan is Top Heavy, the following vesting schedule shall be applicable to the minimum allocation for that Plan Year and for all subsequent Plan Years:

           Period of Service                    Vested Percentage
           -----------------                    -----------------
           Less than 2 years                          0%
                  2                                  20%
                  3                                  40%
                  4                                  60%
                  5                                  80%
                  6 or more                         100%

     Notwithstanding the above, a Participant shall become fully Vested in any top-heavy contributions allocated to his Account if he is an Employee on his Normal Retirement Date.

     (b)  Forfeitures. A Participant shall forfeit the portion of his Account
          -----------
attributable to top-heavy contributions (and earnings) that are not Vested on the earlier of

          (i) the distribution of the entire Vested portion of a Participant's Account, including the occurrence of a distribution event before any portion of a Participant's Account was Vested;

          (ii) the date of Separation from Service by a Participant before any portion of a Participant's Account was Vested; or

          (iii) the last day of the Plan Year in which the Participant incurs five consecutive One-Year Breaks in Service.

     5.4  Determination of Top Heavy Status.
          ---------------------------------

          (a)   Top Heavy Plan. This Plan shall be a Top Heavy Plan for any Plan
                --------------
Year in which, as of the Determination Date, (i) the Present Value of Accrued Benefits of Key Employees and (ii) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds 60% of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

     If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not received any Compensation from any Employer maintaining the Plan (other than benefits under the Plan) at any time during the 5 year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

          (b)   Super Top Heavy Plan. This Plan shall be a Super Top Heavy Plan
                --------------------
for any

Plan Year in which, as of the Determination Date, (i) the Present Value of Accrued Benefits of Key Employees or (ii) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds 90% of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

          (c)  Aggregate Account. A Participant's Aggregate Account as of the
               -----------------
Determination Date is the sum of:

               (i) the Participant's Account as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date;

               (ii) any adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

               (iii) any Plan distributions made within the Plan Year that includes the Determination Date or within the four preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted;

               (iv) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance;

               (v) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance;

               (vi) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate

Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

          (d)  Aggregation Group - means either a Required Aggregation Group or
               -----------------
a Permissive Aggregation Group as hereinafter determined.

               (i) In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a Participant (in the Plan Year containing the Determination Date or any of the four preceding Plan Years), and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of (S)(S) 401(a)(4) or 410 of the Code, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

     In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

               (ii) The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of (S)(S) 401(a)(4) or 410 of the Code. Such group shall be known as a Permissive Aggregation Group.

     In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

               (iii) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

          (e)  Determination Date - means the last day of the preceding Plan
               ------------------
Year.

          (f)  Present Value of Accrued Benefit. In the case of a defined
               --------------------------------
benefit plan, a Participant's Present Value of Accrued Benefit shall be as determined under the provisions of the applicable defined benefit plan.

          (g)  Top Heavy Group - means an Aggregation Group in which, as of the
               ---------------
Determination Date, the sum of:

               (i) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

               (ii) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

          (h)  Top Heavy Plan Year - means that, for a particular Plan Year, the
               -------------------
Plan is a Top Heavy Plan.

     5.5  Top Heavy Plan Year Allocations.
          -------------------------------

          (a) Minimum Allocation. Notwithstanding the foregoing, for any Top
              ------------------
Heavy Plan Year, the sum of the Employer's contributions and forfeitures allocated to the Account of each Non-Key Employee shall be equal to at least 3% of such Non-Key Employee's Compensation. However, should the sum of the Employer's contributions and forfeitures allocated to the Account of each Key Employee for such Top Heavy Plan Year be less than 3% of each Key Employee's Compensation, the sum of the Employer's contributions and forfeitures allocated to the Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of each Key Employee. The percentage allocated to the Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contribution and forfeitures allocated on behalf of such Key Employee divided by the Compensation for such Key Employees.

          (b) Additional Allocation. If a Key Employee is a Participant in both
              ---------------------
a defined contribution plan and a defined benefit plan that are both part of a Top Heavy Group (but neither of such plans is a Super Top Heavy Plan), the defined contribution and the defined benefit fractions set forth in Article IV shall remain unchanged, provided the Account of each Non-Key Employee who is a Participant receives an extra allocation (in addition to the minimum allocation set forth above) equal to not less than 1% of such Non-Key Employee's Compensation.

          (c) Entitlement to Allocation. For any Top Heavy Plan Year, the
              -------------------------
minimum allocations set forth above shall be allocated to the Accounts of all Non-Key Employees who are Participants and who have not terminated employment by the Employer on the last day of the Plan Year, including Non-Key Employees who have failed to complete a Year of Service during the Plan Year.

          (d) Multiple Plans. Notwithstanding anything herein to the contrary,
              --------------
in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and another tax-qualified plan of the Company, and both such plans are Top Heavy Plans, the Employer shall not be required to provide a Non-Key Employee with both the minimum top-heavy allocations or accruals under both plans.

                                   ARTICLE V

                                  INVESTMENTS

     6.1  Investment in Company Stock. Employer contributions in cash and other
          ---------------------------
cash received by the Trustee shall be invested primarily in Company Stock or may be applied, as necessary, to pay currently maturing debt obligations (including interest), if any, incurred by the Trust for the acquisition of Company Stock. Purchases of Company Stock may be made from shareholders or directly from the Company. If no Company Stock is available for purchase, the Trustee may invest Trust assets in savings accounts, certificates of deposit, high-grade short-term securities, equity stocks, bonds or other investments desirable for the Trust, or Trust assets may be held in cash. All purchases of Company Stock shall be made at prices which do not exceed the fair market value of such shares at the time of purchase.

     6.2  Borrowing and Installment Purchase. The Trustee shall be permitted to
          ----------------------------------
borrow funds or to contract for the purchase of Company Stock which qualifies under (S) 409(1) of the Code to be paid for in installments, but only subject to the following provisions:

          (a) The loan or deferred payment must be at a reasonable rate of interest;

          (b) Any collateral pledged to the creditor by the Trust shall consist only of the assets purchased with the borrowed funds and assets used as collateral on a prior exempt loan repaid with the proceeds of a current exempt loan. A creditor may also acquire rights to contributions (other than contributions of employer securities) made to meet the Plan obligations under the loan and earnings attributable to the collateral and investment of such contributions;

          (c) Under the terms of the loan or of the installment purchase agreement, the creditor shall have no recourse against the Trust except with respect to such collateral;

          (d) The loan shall be repaid only from amounts contributed by the Employer to the Trust and from amounts earned on Trust investments;

          (e) The Employer agrees to contribute to the Trust amounts sufficient to enable the Trust to pay each installment of principal and interest on the loan or installment purchase agreement on or before the date such installment is due, whether or not a tax benefit results from such contribution; and

          (f) At least annually, upon the repayment of any portion of the balance due on the loan or installment purchase agreement, the assets originally pledged as collateral for such portion shall be released from encumbrance.

     6.3  Diversification of Investments by Qualified Participants.
          --------------------------------------------------------
Notwithstanding Section 6.1, a Qualified Participant shall be eligible to diversify his Account in accordance with (S) 401(a)(28) of the Code among three or more investment options as authorized by the Committee.

                                  ARTICLE VII

               ALLOCATION, VALUATION AND MAINTENANCE OF ACCOUNTS

     7.1  Allocations. The contributions to the Trust made by each Employer in
          -----------
each Plan Year, whether of Company Stock (including fractional shares) or cash, shall be allocated, as of each Anniversary Date only to the Accounts of Participants employed by it who (a) render at least 1,000 Hours of Service in that Plan Year and who have not terminated employment on the Anniversary Date of such Plan Year; (b) Retire under the Plan during the Plan Year; or (c) die. Said Accounts shall also be credited with forfeitures, cash and stock dividends on Company Stock allocated or related to said Accounts, and with Company Stock received from splits thereof.

     Company Stock that is acquired by the Trust through a financing transaction in which the Trust incurs debt obligations, whether by loan or installment purchase and whether or not the stock is pledged as security therefor, shall be added to and maintained in a suspense account. Company Stock shall be withdrawn from the suspense account in accordance with Section 7.2 as if the Company Stock was pledged as security for the debt. Company Stock withdrawn from the suspense account for each Plan Year will be allocated pursuant to Section 7.3.

     7.2  Withdrawals from Loan Suspense Account. For each Plan Year during the
          --------------------------------------
term of debt obligations incurred for the acquisition of Company Stock, the number of shares withdrawn from the loan suspense account must equal the number of shares in the loan suspense account held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. The number of future years constituting the term of the debt obligations will be determined without consideration of possible extensions or renewal periods. The interest to be paid in future Plan Years is computed by using the interest rate applicable as of the end of the Plan Year.

     7.3  Credits to Accounts. The allocation for each Participant entitled to
          -------------------
an allocation of Employer contributions for a Plan Year shall be made by multiplying the amount to be allocated by a fraction the numerator of which is the Compensation of the Participant paid by the contributing Employer for the Plan Year and the denominator of which is the Compensation of all Participants entitled to an allocation paid by the contributing Employer for the Plan Year. A Participant may receive an allocation from more than one Employer, and the aggregate of all allocations will be credited to the Participant's Account. Notwithstanding any other provision of the Plan, the Trustee may credit the contribution for a Plan Year as of the date such contribution is actually received by the Trustee, subject to any required approval by the Internal Revenue Service.

     7.4  Valuations. The Trust assets shall be valued at their current fair
          ----------
market value on each Valuation Date. On each such Valuation Date, the earnings or losses of the Plan since the immediately preceding Valuation Date shall be allocated to the Account of each Participant in the ratio that the fair market value of each Participant's Account as of the immediately preceding Valuation Date, reduced by any distributions from the Account or after such date, bears to the total fair market value of the Accounts of all Participants as of the immediately preceding Valuation Date, reduced by any distributions from such Accounts on or after such date.

     7.5  Special Acquisition Loan Rules. Any Employer contributions which are
          ------------------------------
used by the Trust (not later than the due date, including extensions, for filing the Company's Federal income tax return) to pay interest on an acquisition loan, and any financed shares which are allocated as forfeitures, shall not be included as Annual Additions under Section 4.3; provided, however, that the provisions of this Section shall be applicable only for a Plan Year in which not more than one-third of the Employer contributions applied to pay principal and/or interest on an acquisition loan are allocated to Participants who are officers of an Employer, shareholders owning more than 10% of Company Stock, as determined under (S) 415(c)(6) of the Code, or Employees whose Compensation exceeds an amount equal to twice the dollar amount referred to in Section 4.3; and the Committee shall reallocate such Employer contributions to the extent necessary to satisfy this special rule.

     7.6  Limitation on Electing Shareholder. To the extent that Company Stock
          ----------------------------------
is sold to the Trust and nonrecognition of gain is elected (with the consent of the Company) under (S) 1042 of the Code, no portion of the Company Stock so purchased (under this Plan) from such shareholder or the executor of a deceased shareholder by the Trust (or any dividends or other income attributable thereto) may be allocated during the Nonallocation Period to the Accounts of:

          (a) any selling shareholder who elected (S) 1042 treatment as to whom the Nonallocation Period has not lapsed;

          (b) his spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants; or

          (c) any shareholder owning (as determined under (S) 318(a) of the Code) more than 25% in value of any class of Company stock.

     "Nonallocation Period" means the period beginning on the date of the sale of the qualified securities and ending on the later of (i) the date which is 10 years after the date of sale, or (ii) the date of the plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

     7.7  Participant Statements. The Company shall provide to each Participant
          ----------------------
a statement of his Account as of the last day of the calendar quarter showing:

          (a) the balance in his Account as of the last day of the preceding calendar quarter;

          (b) the amount of Employer contributions and forfeitures, if any, allocated to his Account for the current calendar quarter;

          (c) the adjustments to his Account to reflect his share of dividends and the net income or loss of the Trust for the current calendar quarter; and

          (d) the new balance in his Account as of the last day of the current calendar quarter.

     Neither the maintenance of Accounts nor the statement of Account shall operate to vest in any Participant any right or interest in or to any assets of the Trust except as the Plan specifically provides.


                                 ARTICLE VIII

                   FORM, AMOUNT AND DISTRIBUTION OF BENEFITS

     8.1  Distribution at Required Beginning Date. A Participant who remains an
          ---------------------------------------
Employee after he reaches Normal Retirement Age shall continue to participate in this Plan until the date of his actual retirement, provided that, he shall begin to receive a distribution of his Account in accordance with the minimum distribution requirements of section 401(a)(9) of the Code no later than April 1 following the calendar year in which he attains age 70-1/2.

     8.2  Determination of Benefits Upon Death.
          ------------------------------------

          (a)  General Rule. The Committee shall direct the Trustee to
               ------------
distribute the Account of a deceased Participant to the Participant's Beneficiary in accordance with the provisions of Section 8.4, which distribution shall be made as soon as practicable following the death of the Participant.

          (b)  Proof of Death. The Committee may require such proper proof of
               --------------
death and such evidence of the right of any person to receive payment of the value of the Account of a deceased Participant or former Participant as the Committee may deem desirable. The Committee's determination of death and of the right of any person to receive payment shall be conclusive.

          (c)  Designation of Beneficiary. The Participant's Beneficiary shall
               --------------------------
be the Participant's spouse; however, the Participant may designate a Beneficiary other than his spouse if:

               (i)   the spouse has waived her right to be the Beneficiary, or

               (ii)  the Participant has no spouse, or

               (iii) the spouse cannot be located.

     In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Committee. Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and must be witnessed by a plan representative or a notary public, provided that any such waiver dated on or after January 1, 1993 must be witnessed by a notary public. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Committee. However, the Participant's spouse must again consent in writing to any such change or revocation. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to the following in the following priority:

               (i)   spouse;

               (ii) children and, if any child has predeceased the Participant, that child's children;

               (iii) siblings and children of any predeceased siblings;

               (iv)  parents, or the survivor;

               (v)   grandparents, or the survivor;

               (vi)  estate.

     8.3  Distribution of Benefits on Retirement or Other Separation from
          --------------- -----------------------------------------------
          Service.
          -------

          (a) General Rule. If a Participant Retires under the Plan, dies, or
              ------------
Separates from Service for any other reason, the entire vested balance of his Account shall be distributed as provided in this Section 8.4 or Section 8.6. The Vested portion of a Participant's Account shall be computed as soon as practicable after receipt of authorized distribution instructions, as of the applicable Valuation Date under the Trustee's procedures, as they may be amended from time to time. Notwithstanding the above, a terminated Participant's Vested benefit may not be paid without the written consent of the Participant and his spouse, if any, if the resent value of his accrued benefit exceeds, or at any time exceeded, $3,500. If a participant requests an expedited contribution and distribution, and is determined by the Committee to be in a Qualifying Position, as defined in Section 4.2 of this Plan, the Vested portion of his Account shall be distributed as soon as practicable after the Participant has terminated employment with an Employer.

          (b) Crediting of Earnings and Losses. If any part of the Vested
              --------------------------------
  portion of a Participant's Account is retained in the Trust after his Service or participation ends, his Account will continue to be treated as provided in
  Article VII. However, such Account will not be credited with any additional Employer contributions or forfeitures.

          (c) Installment Distributions. The Participant may elect that the
              -------------------------
Vested portion of his Account be distributed to him in substantially equal periodic payments (not less frequently than annually) over a period not longer than five years, plus one additional year, up to a total of five additional years, for each $100,000 or fraction thereof by which the Vested portion of the Participant's Account exceeds $500,000, or such greater amount as may be established pursuant to (S) 409(o)(2) of the Code.

          (d)  Latest Distribution Date. Unless the Participant otherwise
               ------------------------
elects, the payment of benefits under the Plan to the Participant will begin no later than the 60th day after the latest of the close of the Plan Year in which occurs --

               (i)   the Participant's Normal Retirement Date;

               (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

               (iii) the date the Participant terminates his Service with the
                     Employer.

     8.4  Diversification by Distribution. An individual may elect, within 90
          -------------------------------
days after the close of the first Plan Year in which he becomes a Qualified Participant and within 90 days of the close of each of the five succeeding Plan Years, to diversify his Account in accordance with Section 6.3 or alternatively to have up to 25% of the total number of shares of Company Stock that have been allocated to the Qualified Participant's Account on or before the most recent Anniversary Date, inclusive of shares which were subject to prior election pursuant to Section 6.3 and this Section, reduced by any shares which were the subject of a prior election pursuant to Section 6.3 and this Section, distributed to him in the form of a single payment, except that in the last year "50%" shall be substituted for "25%" herein. Such a Qualified Participant may also elect, within 90 days after the close of the Plan Year within which the last such election is offered, to have 50% of the total number of shares acquired or contributed to the Plan that have been allocated to the Qualified Participant's Account on or before the most recent Anniversary Date, inclusive of shares which were subject to a prior election pursuant to Section 6.3 and this Section, reduced by any shares which were the subject of a prior election pursuant to Section 6.3 and this Section, distributed to him in the form of a single payment. Distributions under this Section will be made within 90 days after such election is made. However, to the extent the Participant is considered an insider for purposes of section 16(a) of the Securities Exchange Act of 1934, then the first shares distributed under this Section shall be the first shares allocated to such Participant's Account which remain in the Account after the application of Section 6.3 and the application of this Section 8.5 in previous Plan Years.

     8.5  Distribution in Cash or Stock.
          -----------------------------

          (a) Right to Request Stock. Distribution of the Vested portion of a
              ----------------------
Participant's Account will be made in whole shares of Company Stock (with the value of any fractional share paid in cash), cash, or a combination of both, at the election of the Participant.

          (b) Restrictions on Stock Distributions. If the Company's charter or
              -----------------------------------
bylaws restrict ownership of substantially all shares of Company Stock to Employees and the Trust, as described in (S) 409(h)(2) of the Code, the distribution of the Vested portion of a Participant's Account may be made entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

          (c)  Eligible Rollover Distribution. A Participant or "distributee"
               ------------------------------
may elect at any time to have any portion of an "eligible rollover distribution" paid in a direct rollover to the trustee or custodian of an "eligible retirement plan" specified by the Participant or distributee, whichever is applicable. For purposes of this Section 8.4 the following terms shall have the following meanings:

               (i) "Distributee" means a surviving spouse or a spouse or former spouse who is an alternate payee under a "qualified domestic relations order."

               (ii) "Eligible retirement plan" means an individual retirement account described in (S) 408(a) of the Code, an individual retirement annuity described in (S) 408(b) of the Code, an annuity plan described in (S) 403(a) of the Code, or a qualified trust described in (S) 401(a) of the Code that accepts an eligible rollover distribution;

               (iii) "Eligible rollover distribution" means any distribution of all or a portion of the Participant's Account, but does not include a distribution in installments over a period of ten years or more, or to the extent it is required under (S) 401(a)(9) of the Code.

     8.6  Put Option. To the extent required by law, the Employer will offer to
          ----------
repurchase any Company Stock distributed to a Participant (or Beneficiary) if at the time of distribution such Company Stock is not publicly traded or is subject to a restriction under any Federal or state securities law, or regulation thereunder, or an agreement which would make such Company Stock not subject to such restriction. The duration of the offer to repurchase will be 60 days beginning on the date the Company Stock is distributed. The 60 day period of the offer to repurchase shall not include any time during which the Participant (or Beneficiary) is unable to accept the offer to repurchase because the Employer is prohibited from repurchasing Company Stock by applicable Federal or state law.

     After the end of the Employer's fiscal year in which the initial offer to repurchase lapses, the Employer shall notify each distributee who did not accept the offer to repurchase of the value of the Company Stock (determined as of the end of the Employer's fiscal year in accordance with Section 7.4). Each such distributee will then have sixty (60) days to require the Employer to repurchase his shares of Company Stock.

     If Company Stock that was acquired with the proceeds of an exempt loan, within the meaning of (S) 4975(d)(3) of the Code, is distributed to a Participant (or Beneficiary) and at the time of such distribution such Company Stock is not publicly traded or is subject to a trading limitation when distributed, then such Participant or his donee, estate, or testamentary distributee shall have an option to require the Employer to repurchase such stock. This option shall be exercisable during a 15-month period beginning on the date Company Stock subject to this option is distributed. If any Company Stock is distributed which is subject to both the 60-day option periods and the 15-month option period provided in this Section, such option periods may run concurrently and under no circumstances shall such periods be consecutive.

     The offer to repurchase may be accepted by written notification to the Employer. The price at which the repurchase will be made is the fair market value of the Company Stock established pursuant to Section 7.4. Payment of the purchase price under the offer to repurchase may be made in no more than 5 equal annual installments after the offer to repurchase is exercised, if adequate security and a reasonable interest rate is provided for any deferred payments. If Company Stock is publicly traded without restrictions at the time it is distributed from the Trust but ceases to be traded within the repurchase periods previously described, the Employer will offer to repurchase such shares for the remainder of the 15 month repurchase period with respect to such Company Stock on the foregoing terms. The Employer will notify each Participant (and Beneficiary) who has received a distribution of Company Stock during such repurchase period in writing on or before the tenth day after the Company Stock ceases to be publicly traded without restrictions that the Company Stock will be subject to an offer to repurchase. If notice is actually given more than 10 days after Company Stock ceases to be publicly traded, the number of days between the such tenth day and the date notice was actually given will be added to the duration of the offer to repurchase. The protections and rights contained in this Section 8.6 are nonterminable.

     8.7  Restrictions of Transfer.
          ------------------------

          (a)  Right of Refusal. Shares of Company Stock distributed by the
               ----------------
Trustee shall be subject to a "right of first refusal." Any agreement to the contrary notwithstanding, such right shall be exercisable with respect to any Company Stock acquired with the proceeds of an exempt loan, within the meaning of (S) 4975(d)(3) of the Code, only when such Company Stock is not publicly traded. The right of first refusal shall provide that, prior to any subsequent transfer, such Company Stock must first be offered in writing to the Company, and then to the Trust, for purchase at the then fair market value. Any agreement to the contrary notwithstanding, the selling price and other terms shall not be less favorable to the seller than the greater of the value of the security determined under Section 7.4 of the Plan or the purchase price and other terms offered by a buyer (other than the Employer or the Plan) making a good faith offer to purchase the stock.

          Any agreement to the contrary notwithstanding, the right of first refusal shall lapse 14 days after the stockholder first gives written notice to the Company that an offer to purchase the stock has been received from a third party. A Participant (or Beneficiary) entitled to a distribution of Company Stock may be required to execute an appropriate stock transfer agreement evidencing the right of first refusal prior to receiving a certificate for Company Stock.

          (b)  Other Restrictions on Transfer. Shares of Company Stock held or
               ------------------------------
distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws. Except as otherwise provided in Section 8.6(b), 8.7 and 8.8, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this Section shall continue to be applicable to shares of Company Stock even if the Plan ceases to be an employee stock ownership plan under (S) 4975(e)(7) of the Code.

     8.8  Dividend Distributions. If so determined by the Board, any cash
          ----------------------
dividends on Company Stock allocated to the Accounts of Participants may be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) in cash to such Participants on a nondiscriminatory basis, or the Company may pay such dividends directly to Participants. Such distribution (if any) of cash dividends to Participants may be limited to Participants who are still Employees, may be limited to dividends on shares of Company Stock which are then Vested or may be applicable to dividends on all shares allocated to Participants' Accounts.

     8.9  Distribution on the Sale of Subsidiary or Assets. The Vested balance
          ------------------------------------------------
to the credit of a Participant shall be distributed on or before the end of the Plan Year next following the effective date of (a) the disposition of the stock of a subsidiary corporation that was 80% owned directly or indirectly by the Company, whether by liquidation, sale, or other means of terminating the parent-subsidiary relationship or (b) the transfer to an acquiring corporation of substantially all the assets used by the previous employer of the Participant in a trade or business conducted by the employer. In no event shall a distribution be made under this Section later than the end of the second calendar year after the calendar year in which occurs the liquidation, sale, or other disposition of stock or assets.

     8.10 Forfeiture of Benefit of Missing Claimant. If the Account of a
          ------------------------ ----------------
Participant becomes payable and the Company is unable to locate such Participant or the Participant's Beneficiary, then the Participant's Account shall be treated as a forfeiture as of the last day of the Plan Year in which the Company determines that the Participant or Beneficiary can not be located; provided, however, that such Account shall be reinstated if the Participant or Beneficiary makes a claim before the expiration of five years of the date of the forfeiture. Forfeitures shall be allocated to remaining Participants in the manner set forth in Section 7.3.


                                  ARTICLE IX

                     ADMINISTRATION AND CLAIMS PROCEDURES

     9.1  Named Fiduciaries. The named fiduciaries (as defined in (S) 402 of
          -----------------
ERISA) of the Plan shall be:

          (a) the Board, which shall have the right to appoint and remove the Trustee; amend the Trust Agreement; appoint and remove the members of the Committee; fix the compensation of any member of the Committee who is not an employee or director of the Company; and amend or terminate the Plan;

          (b) the Trustee, which shall have the authority and duties specified in the

Trust Agreement; and

          (c) the Committee, which shall be the administrator (as defined in (S) 414(g) of the Code), shall have the duties and powers specified in Section 9.5, and shall be the only named fiduciary with respect to the exercise of shareholder rights under Section 9.7.

     9.2  Responsibilities Set Forth In Trust Agreement. The responsibilities of
          ---------------------------------------------
the Board, the Trustee and the Committee for the operation and administration of the Plan are allocated among them by the several provisions of the Plan and Trust Agreement in which their respective duties are specified. Each Fiduciary shall have only the duties and powers specifically given to it under the Plan and Trust Agreement, shall be responsible for the proper exercise of its own duties and powers and, except as provided by law, shall not be responsible for any act or failure to act of any other Fiduciary.

     9.3  Advisors. Any Fiduciary with respect to the Plan may:
          --------

          (a) employ one or more persons to render advice with regard to or carry out any responsibility that such Fiduciary has under the Plan; and
          (b) rely upon any direction from, information provided by or action of any other Fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

     9.4  Trustee. A Trustee shall be designated by the Board, and a Trust
          -------
Agreement shall be executed between the Company and such Trustee under the terms of which a fund shall be established to receive, hold and invest all contributions made by the Company and/or Employers and to pay the benefits provided by the Plan. The Trustee shall have the authority, responsibility and discretion to manage, control and invest the assets of the Plan, including the voting of any Company stock held in the Trust, subject to the requirements of
Section 9.7. The Trust Agreement may be amended from time to time by action of the Board and the Trustee. Subject only to the provisions of the Trust Agreement, the Board may remove the Trustee at any time. Upon the removal or resignation of a Trustee, the Board shall designate a successor Trustee.

     9.5  Administration by Committee.
          ---------------------------

          (a)  Committee. The Plan shall be administered by a Committee
               ---------
consisting of three or more members, each member to be appointed by resolution of the Board to serve until his resignation or removal by the Board. The Board shall appoint one of the members of the Committee as Chairman. The Committee shall appoint a Secretary who may be, but need not be, a member of the Committee.

          (b)  Authority of Committee. The Committee shall have the authority to
               ----------------------
make any and all necessary rules and regulations, consistent with the Plan, as it considers necessary or desirable for the conduct of its affairs. Such rules and regulations shall be binding upon all participating Employers and all Participants. The Committee may retain advisors and consultants

(including, without limitation, legal counsel and financial advisors) who are independent of the Company, the Board and the Trustee to the extent the Committee determines such independent advice to be necessary or appropriate.

          (c)  Quorum and Voting Requirements. Any determination of the
               ------------------------------
Committee may be made by a majority of those present at any duly convened meeting of the Committee at which at least a majority of the members are present, or without a meeting by a writing signed by a majority of the members of the Committee. The Committee may authorize one or more of its members, its Secretary or any other person to execute and deliver any instruction, notice, document or other instrument to the Board, to the Trustee, to the Company, to any governmental agency, or to any Employee, Participant, or Beneficiary, and all of the aforesaid shall be entitled to rely thereon, and such member may take any action necessary to implement the administrative policies of the Committee.

          (d)  Division of Trust Into Investment Accounts. The Committee may, in
               ------------------------------------------
its discretion, determine that, for purposes of investment, all or part of the Trust may be designated as one or more "Investment Accounts." In such event, the Committee shall, with respect to each such Investment Account:

               (i) designate an Investment Manager to manage, control and invest the assets of such Investment Account;

               (ii) direct that the Trustee retain as Trustee the authority to manage, control and invest such Investment Account. The Trustee and any Investment Manager shall have the responsibilities with respect to the assets of the Investment Accounts as provided in the Trust Agreement; or

               (iii) designate that such Investment Account shall be subject to Participant direction by a Qualified Participant.

     The Committee may also direct the Trustee, in the exercise of its sole discretion, to choose an Investment Manager for any Investment Account.

          (e)  Allocation of Assets. The Committee shall direct the manner of
               --------------------
allocation of assets among Investment Accounts, subject where applicable to the proper direction of a Qualified Participant with respect to his Account, and may direct the transfer of assets between Investment Accounts on reasonable prior notice to the Trustee and any affected Investment Manager or insurance company. At all times the assets of each Investment Account shall be subject to the management of a duly qualified Investment Manager, the Trustee, or a Qualified Participant.

          (f)  Authority and Responsibility of Committee. The Committee shall
               -----------------------------------------
have the responsibility and authority to administer the Plan (except for the management, control and investment of the Trust allocated to an Investment Manager or the Trustee) in accordance with the terms of the Plan and Trust Agreement including, but not by way of limitation, the responsibility and authority to:

               (i)    interpret and construe the terms of the Plan;

               (ii)   establish rules for the administration of the Plan;

               (iii) determine all questions of eligibility under the Plan and of the status, benefits and other rights under the Plan of Participants, former or retired Participants, Beneficiaries and others;

               (iv) maintain all records and data as necessary for the administration of the Plan and for the determination of the benefits provided under the Plan;

               (v) compute and certify to the Trustee the amounts payable under the Plan to any Participant, former or retired Participant or Beneficiary;

               (vi)   receive and review the periodic valuations of the Plan;

               (vii) receive and review the reports of disbursements from the Trust made by the Trustee;

               (viii) receive and review the periodic audits of the Plan made by a certified public accountant;

               (ix) prepare and file, or cause to be prepared and filed, all reports required to be filed by the Plan with any governmental agency;

               (x) comply with all requirements imposed by law concerning disclosure to Participants and others with respect to the Plan; and

               (xi)   maintain a record of all its proceedings.

          (g)  Binding Effect of Committee Determinations. In all cases the
               ------------------------------------------
determination of the Committee shall be final, conclusive and binding on all persons. In making its determinations the Committee shall pursue uniform policies and shall not discriminate in favor of or against any Employee or group of Employees. It is recognized that unusual circumstances may occur and questions may arise which are not specifically covered by any provision of this Plan. The Committee shall have the sole and exclusive right and duty to resolve such questions, bearing always in mind that the purpose of the Plan is to benefit the Participants.

          (h)  Reliance on Records. The Committee shall have the right to rely
               -------------------
on the records of the Company as to earnings, service, employment, termination of employment, reemployment, authorized absences, age and marital status of any Employee, and the like.

          (i)  Legal Counsel. The Committee may consult with legal counsel (who
               -------------
may also be counsel for the Company), public accountants, the Trustee and any other experts, and the Committee shall be fully protected in any action or decision of this Plan taken or made in good faith by it in accordance with the advice of such an expert. The Committee, however, shall have no duty or obligation to obtain or follow any such opinion.

          (j)  Delegation. The Committee may delegate to any agent such duties
               ----------
and powers as it deems appropriate, except that any matter of dispute or interpretation of the Plan shall be determined by the Committee.

          (k)  Procedure Upon Denial of Claims.
               -------------------------------

               (i) If a written claim to the Committee for a benefit under the Plan is wholly or partially denied, the Committee shall, within 60 days after receipt of the claim, furnish to the claimant a written notice setting forth the specific reason or reasons for the denial; reference to the pertinent Plan provisions; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and an explanation of the claim review procedure provided in paragraph (ii).

               (ii) By a written application filed with the Committee within 60 days after receipt by a claimant of the written notice described in paragraph
(i), the claimant or his duly authorized representative may request a review of the denial of his claim. A claim which has been neither granted nor denied by the Committee within 60 days after its receipt shall be deemed to have been denied for this purpose. In connection with such review, the claimant or his duly authorized representative may review all pertinent documents and may submit issues and comments to the Committee in writing. The Committee shall render a decision in writing within 60 days after the receipt by the Committee of the request for review, which period may be extended to 120 days if special circumstances, such as the need to hold a hearing, so require. The decision shall include specific reasons for the decision and references to the pertinent Plan provisions.

          (l)  Compensation. Members of the Committee (and the Secretary) who
               ------------
are also employees or directors of the Company shall serve without compensation for their services. Members of the Committee who are not employees or directors of the Company may be compensated for their services. Any such compensation paid to Committee members shall be fixed by the Board. The compensation of all agents, counsel or other persons retained or employed by the Committee may be fixed by the Committee. All compensation authorized by this Section and any other expenses properly incurred by the Committee shall be reimbursed or paid by the Company if the Company so elects; any other compensation or expenses shall be paid out of the Trust.

          (m)  Indemnification. To the extent required under (S) 412 of ERISA,
               ---------------
the Company shall secure fidelity bonding for the fiduciaries of the Plan.

     The Company shall obtain a policy or policies of insurance for the Committee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary. To the extent permitted by applicable law, applicable Certificates of Incorporation, and the applicable By-laws, the Company shall indemnify each member of the Committee, the Secretary of the Committee, and any agent of the Committee who is an employee or director of the Company (to the extent permitted by law) against any personal liability or expense resulting from his service on or for the Committee, except such liability or expense as may result from his own willful misconduct.

     9.6  Expenses of the Plan and Trust. If the Company so elects, the Company
          ------------------------------
shall pay some or all costs of administering the Plan and Trust, including Trustee's fees, other than normal brokerage charges which are included in the cost of securities purchased or charged to proceeds in the case of sales. If the Company fails to pay any such expenses, said expenses shall be charged to, and paid from, the Trust. The expenses paid from the Trust shall be allocated ratably to the Accounts of Participants.

     9.7  Shareholder Rights.
          ------------------

          (a)  Voting Rights. A Participant (or Beneficiary) shall have the
               -------------
right to direct the Trustee to take or refrain from taking any shareholder action, including but not limited to, voting and the acceptance or rejection of a tender offer, with respect to the shares of Company Stock allocated to the Participant's Account. In the absence of receipt of written direction from the Participant within three business days prior to the exercise of such shareholder rights, the Committee, in its sole discretion, shall direct the Trustee how to exercise such shareholder rights and the Trustee shall exercise such shareholder rights in accordance with the directions of the Committee. The Committee shall notify the Participants in writing of each occasion for the exercise of voting rights as soon as practicable, and generally not less than 30 days, before such rights are to be exercised. Such notification shall include all the information that the Company distributes to shareholders regarding the exercise of such rights.

          (b)  Fractional Shares. If practicable, the Trustee shall vote the
               -----------------
combined fractional shares (or fractional rights to shares) allocated to all Participants' Accounts to reflect, to the extent possible, the direction of the Participants holding fractional shares (or fractional rights to shares).


                                   ARTICLE X

                  ADOPTION, AMENDMENT, MERGER AND TERMINATION

     10.1  Adoption. Notwithstanding anything herein to the contrary, with the
           --------
consent of the Company and the Committee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan by evidencing said intent and will of such Employer. The Board may designate which affiliates or subsidiaries will participate in the Plan, and may revoke such designation.

     10.2  Amendment of Plan. The Board reserves the right to amend the Plan.
           -----------------
Written notice of any amendment shall be given by the Company to the Committee and the Trustee and, if required, to the Participants. No amendment, however, shall reduce retroactively the rights of any Participant or of any Beneficiary or permit any part of the Trust assets to be diverted or used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries or expand or increase the duties of the Trustee without his consent. For the purposes of this Section, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit or eliminating an optional form of benefit shall be treated as reducing the amount credited to the Account of a Participant (as provided in Treasury Regulations).

     10.3  Merger or Consolidation. This Plan and Trust may be merged or
           -----------------------
consolidated with, or its assets and/or liabilities may be transferred to any other Plan and Trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation. The Company reserves the right to accept or deny any transfer, merger or consolidation and shall direct the Committee and the Trustee with respect to such decision. Upon appropriate authorization by the Company or Committee, the Trustee may accept a direct transfer of assets from a qualified plan or may make a direct transfer of assets to a qualified plan.

     10.4  Termination. The Company shall have the right at any time to
           -----------
terminate the Plan by delivering to the Trustee and Committee written notice of such termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participants' Accounts shall be 100% Vested. Upon such termination of the Plan, the Company, by written notice to the Trustee and Committee, may direct either:

           (a) complete distribution of the assets in the Trust to the Participants, in Company Stock or cash, or a combination thereof, in a manner consistent with the requirements of Section 8.3; or

           (b) continuation of the Trust and the distribution of benefits at such time and in such manner as though the Plan had not been terminated.


                                  ARTICLE XI

                              GENERAL PROVISIONS

     11.1  Participant's Rights. This Plan shall not be deemed to constitute a
           --------------------
contract between the Company or the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the

Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

     11.2  Exclusive Benefit of Employees. The Trust created in connection with
           ------------------------------
this Plan is created for the exclusive benefit of Employees and their Beneficiaries and for defraying the reasonable costs of the Plan and Trust. It shall be interpreted and administered in a manner consistent with the requirements of the Code and ERISA.

     Wherever discretionary powers are given to any party or wherever any interpretation may be necessary, such power shall be exercised and such interpretation shall be made in a nondiscriminatory manner and in conformity with the fiduciary duties established under (S) 404 of ERISA.

     Except as expressly provided below, it shall not be permissible at any time for any part of the corpus or income of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants or their Beneficiaries. In the event the Employer shall make an excess contribution under a mistake of fact pursuant to (S) 403(c)(2)(A) of ERISA, the Employer may demand repayment of such excess contribution at any time within one year following the time of payment, and the Trustees shall return such amount to the Employer within the one-year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

     11.3  Alienation and Qualified Domestic Relations Order.
           -------------------------------------------------

           (a) Alienation of Benefits. Except as provided in Section 8.10, no
               ----------------------

benefit which shall be payable out of the Trust to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

           (b) Qualified Domestic Relations Order. This Section 11.3 shall not
               ----------------------------------
apply to a "qualified domestic relations order", as defined in (S) 414(p) of the Code. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan. Notwithstanding the foregoing, nothing contained in this Plan shall prevent the Committee from complying with the provisions of a qualified domestic relations order. This Plan specifically permits distribution to an "alternate payee", as defined in (S) 414(p) under a qualified domestic relations order, prior to the earliest distribution date with respect to a Participant and regardless of whether the Participant has attained his "earliest retirement age", as defined in (S) 414(p)(4) of the Code if: (i) the qualified domestic relations order were to specify distribution at that time or permit an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (ii) if the present value of the Alternate Payee's benefits under the Plan were to exceed $3,500.00, the qualified domestic relations order requires the alternate payee's consent to any distribution occurring prior to the earliest distribution date with respect to a Participant and prior to the Participant's attaining earliest retirement age. Nothing in this paragraph shall give a Participant a right to receive a distribution at a time otherwise not permitted under the Plan, nor shall it permit the alternate payee to receive a form of payment not permitted under the Plan. Payment will occur as soon as administratively feasible after receipt of the qualified domestic relations order by the Committee.

     11.4  Governing Law. This Plan shall be construed and enforced according to
           -------------
ERISA and the laws of the Commonwealth of Virginia, other than its laws respecting choice of law, to the extent not preempted by ERISA.

     11.5  Headings. The headings and subheadings of this Plan have been
           --------
inserted for convenience of reference and are to be ignored in any construction of the provisions or the Plan.

     11.6  Procedure with Multiple Employers.
           ---------------------------------

           (a) Same Trustee. Each such Employer shall be required to use the
               ------------
same Trustee as provided in this Plan.

           (b) Commingling of Assets. The Trustee may, but shall not be required
               ---------------------
to, commingle, hold and invest as one trust fund all contributions made by Employers, as well as all increments thereof.

           (c) Participant Transfer. The transfer of any Participant between
               --------------------
Employers shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his Period of Service, shall continue to be recognized under the Plan.

           (d) Trust Expenses. Expenses of the Trust shall be borne by the
               --------------
Trust, unless such expenses are paid by the Employer, and shall be allocated ratably to each Employer.

     11.7  Separation of Employer Contributions. All contributions made by an
           ------------------------------------
Employer, as provided for in this Plan, shall be determined separately on the basis of its total Compensation paid. The Company shall keep separate books and records concerning the affairs of each participating Employer hereunder and as to the accounts and credits of the Employees of each participating Employer. The Trustee may, but need not, register contracts so as to evidence that a particular participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one participating Employer to another, the employing Employer shall immediately notify the Committee thereof.

     11.8  Revocation of Employer Participation. Any Employer shall be permitted
           ------------------------------------
to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, the Committee in its discretion and upon receipt of satisfactory evidence thereof and of any applicable conditions, shall thereafter transfer, deliver and assign contracts and other Trust assets allocable to the Participants of such Employer to such new trustee as shall have been designated by such Employer pursuant to a trustee to trustee transfer, in the event that it has established a separate retirement plan for its Employees. If no successor is designated, the Trustee shall retain or, as applicable, distribute such assets for the Employees of said Employer pursuant to the provisions of this Plan.

     11.9  Limitation of Liability. All benefits payable under this Plan shall
           -----------------------
be paid only from the Trust assets and neither the Company, any Employer, the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in this Plan.

     11.10 Action by the Employer. Whenever the Employer under the terms of the
           ----------------------
Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

     11.11 Uniformity and Construction. All provisions of this Plan shall be
           ---------------------------
interpreted and applied in a uniform, nondiscriminatory manner. Where appropriate, the singular shall include the plural, the plural the singular, and the masculine, feminine and neuter shall refer equally to each other.

     11.12 Mistakes. If an error or omission is discovered in any Account, the
           --------
Company shall make an appropriate equitable adjustment in order to remedy such error or omission as of the Plan Year in which the error or omission is discovered.

     11.13 Approval by Internal Revenue Service. Notwithstanding anything
           ------------------------------------
herein to the contrary, contributions to this Plan are conditioned, to the extent allowable under the Code and ERISA, upon the continued qualification of the Plan under (S) 401 of the Code. A contribution shall be returned to the Employer that made such contribution to the extent that a deduction for such contribution is disallowed under Code (S) 404, within one year after such disallowance.

     Adopted this _____ day of December, 1996.

                               ICF Kaiser International, Inc.


                                By:    /s/ Michael K. Goldman
                                     ------------------------

                               Name:  Michael K. Goldman

                               Title: Executive Vice President and
                                      Chief Administrative Officer

                                   EXHIBIT A
                                   ---------

                               EXCLUDED ENTITIES
                               -----------------

Kaiser Engineers Hanford Company
KE Services Company
KE Livermore, Inc.
Kaiser Engineers Southern Company
Kaiser Engineers Australia Pty. Ltd.
The ESAT and QATS Special Projects Divisions
  of ICF Kaiser Engineers, Inc.
Henry J. Kaiser Company (Canada) Ltd.